EXHIBIT 5(b)


                                                        THELEN REID & PRIEST LLP
                                                                Attorneys at Law
                                                        ------------------------

                                                                875 Third Avenue
                                                         New York, NY 10022-6225

                                                               Tel. 212.603.2000
                                                               Fax  212.603.2001

                                                              www.thelenreid.com


                                 March 19, 2003


TXU Corp.
Energy Plaza
1601 Bryan Street
Dallas, Texas 75201

Ladies and Gentlemen:

         Referring to the registration statement on Form S-3 to be filed by TXU Corp. (Company) on or about the date hereof (Registration Statement) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of the offer and sale of 57,146,340 shares of common stock, without par value (Stock), and the attached rights to purchase Series A Preference Stock (Rights), we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas.

         2. The Stock has been validly authorized and reserved for issuance, and when issued and delivered by the Company in accordance with the provisions of the Company's Exchange Agreement dated as of November 22, 2002, will be fully paid and non-assessable.

         3. The Rights, when issued in accordance with the provisions of the Company's Rights Agreement dated as of February 19, 1999 (Rights Agreement), will be validly issued subject to the terms of the Rights Agreement.

         The opinion set forth in paragraph 3 above with respect to the Rights is limited to the valid issuance of the Rights under the terms of the Rights Agreement and the corporation laws of the State of Texas. In this connection, we have not been asked to express, and accordingly do not express, any opinion herein with respect to any other aspect of the Rights, the effect of any equitable principles or fiduciary considerations relating to the adoption of the Rights Agreement or the issuance of the Rights or the enforceability of any particular provisions of the Rights Agreement.

         We are members of the New York Bar and do not hold ourselves out as experts on the laws of the state of Texas. Accordingly, in rendering this opinion, we have relied, with your consent, as to all matters governed by the laws of Texas, upon an opinion of even date herewith addressed to you by Hunton & Williams, Dallas, Texas, counsel for the Company, which is being filed as an exhibit to the Registration Statement.

         We hereby consent to the use of our name in the aforementioned Registration Statement and to the use of this opinion as an exhibit thereto.

                                          Very truly yours,


                                          /s/ THELEN REID & PRIEST LLP


                                       2